Exhibit 99.1

Fortress Reports Second Quarter 2014 Results and Announces Dividend of $0.26 per Share

New York, NY. July 31, 2014 – Fortress Investment Group LLC (NYSE: FIG) (“Fortress” or the “Company”) today reported its second quarter 2014 financial results.

FINANCIAL SUMMARY

•	Fortress declares a cash dividend of $0.26 per dividend paying share for the second quarter of 2014

•	Management Fee Paying Assets Under Management (“AUM”) of $63.8 billion as of June 30, 2014, an increase of 2% from the previous quarter and an increase of 17% from June 30, 2013

•	GAAP net income of $69 million, or $0.12 per diluted Class A share, for the second quarter of 2014, compared to a GAAP net loss of $2 million, or $0.01 loss per diluted Class A share, for the second quarter of 2013

•	Pre-tax distributable earnings (“DE”) of $172 million, or $0.39 per dividend paying share, for the second quarter of 2014, compared to pre-tax DE of $148 million, or $0.30 per dividend paying share, for the second quarter of 2013

•	Net cash and investments of $3.03 per dividend paying share as of June 30, 2014, up 5% from June 30, 2013

•	$1.0 billion of gross embedded incentive income across funds and permanent capital vehicles as of June 30, 2014, that has not been recognized in DE

•	Total uncalled capital, or “dry powder,” of $7.4 billion as of June 30, 2014, including approximately $5.7 billion available for general investment purposes

BUSINESS HIGHLIGHTS

•	Sold ownership stakes in Private Equity portfolio companies GAGFAH and Brookdale, resulting in realized investment gains of $91 million recognized in DE in the second quarter

•	Raised $1.8 billion of capital across alternative investment businesses during the quarter

•	Recorded $1.7 billion of net client inflows for Logan Circle during the quarter

•	Investment performance summary as of June 30, 2014:

•	Second quarter 2014 net returns of 2.5% for Drawbridge Special Opportunities Fund (“DBSO”) LP, (0.4)% for Fortress Macro Fund Ltd and (1.9)% for the Fortress Asia Macro Fund Ltd

•	Private Equity fund valuations increased 2.8% during the quarter

•	Annualized inception-to-date net IRRs for the Credit Opportunities Fund and Credit Opportunities Fund II of 25.7% and 18.9%, respectively

•	All 16 Logan Circle fixed income strategies outperformed respective benchmarks in the quarter and 15 of 16 strategies have outperformed respective benchmarks since inception

•	Fortress named “Institutional Hedge Fund Manager of the Year” by Institutional Investor

“Fortress had a terrific second quarter, marked by our second highest distributable earnings since going public, record assets under management, and our largest ever quarterly distribution to shareholders,” said Fortress Chief Executive Officer Randy Nardone. “Our results reflect the significant impact that Private Equity realizations can have on our earnings and distributions, and we expect realizations activity to continue to trend up in the coming years. Credit fund performance drove total gross unrecognized incentive income to over $1 billion, which also bodes well for future periods. We have great momentum going into the second half of the year, substantial embedded value in our funds and on our balance sheet, and we see significant potential for growth and value creation in every one of our businesses.”

SUMMARY FINANCIAL RESULTS

Fortress’s business model is highly diversified, and management believes that this positions the Company to capitalize on opportunities for investing, capital formation and harvesting profits that can occur at different points in any cycle for our individual businesses. Fortress’s business model generates stable and predictable management fees, which is a function of the majority of Fortress’s alternative AUM residing in long-term investment structures. Fortress’s alternative investment businesses also generate variable incentive income based on performance, and this incentive income can contribute meaningfully to financial results. Balance sheet investments represent a third component of Fortress’s business model, and the Company has built substantial value in these investments, which are made in Fortress funds alongside the funds’ limited partners.

The table below summarizes Fortress’s operating results for the quarter and year ended June 30, 2014. The consolidated GAAP statement of operations and balance sheet are presented on pages 13-14 of this press release.

	2Q	1Q	2Q	% Change		1H	1H	% Change
	2014	2014	2013	QoQ	YoY	2014	2013	YoY
(in millions, except per share amount)
GAAP
Revenues	$427	$310	$223	38%	91%	$737	$467	58%
Expenses	379	307	250	23%	52%	686	470	46%
Other Income	27	9	26	200%	4%	37	95	(61)%
Net income (loss)	69	6	(2)	N/M	N/M	75	65	15%
Net income (loss) attributable to Class A Shareholders	31	3	(2)	N/M	N/M	34	12	183%

Per diluted share	$0.12	$0.01	$(0.01)	N/M	N/M	$0.14	$0.04	250%

Weighted average Class A shares outstanding, diluted	445	229	237			460	498
Distributable Earnings
Fund management DE	$76	$87	$144	(13)%	(47)%	$163	$241	(32)%
Pre-tax DE	172	97	148	77%	16%	268	248	8%

Per dividend paying share/unit	$0.39	$0.21	$0.30	86%	30%	$0.59	$0.51	16%

Weighted average dividend paying shares and units outstanding	442	469	492			455	491
Assets Under Management
Private Equity	$13,831	$15,243	$14,284	(9)%	(3)%	$13,831	$14,284	(3)%
Credit	12,982	12,947	12,468	0%	4%	12,982	12,468	4%
Liquid Markets	7,867	7,738	6,461	2%	22%	7,867	6,461	22%
Logan Circle	29,133	26,592	21,397	10%	36%	29,133	21,397	36%

Total Assets Under Management	$63,813	$62,520	$54,610	2%	17%	$63,813	$54,610	17%

CONSOLIDATED GAAP RESULTS

Fortress recorded GAAP net income of $69 million, or $0.12 per diluted Class A share, for the second quarter of 2014, compared to GAAP net loss of $2 million, or $0.01 loss per diluted Class A share, for the second quarter of 2013. Our diluted earnings per share for all periods presented includes the income tax effects to net income (loss) attributable to Class A shareholders from the assumed conversion of Fortress Operating Group units and fully vested restricted partnership units to Class A shares.

In June 2014, Fortress formed a new liquid hedge fund that Fortress determined qualifies as a variable interest entity and that it was the primary beneficiary and therefore consolidates the fund. Consequently, Fortress’s financial statements reflect the assets, liabilities, related operations and cash flows of the consolidated fund (“Investment Company”) on a gross basis. In our consolidated financial statements, Fortress’s results and the results of the consolidated fund are disclosed under the Investment Manager caption and the consolidated fund’s related amounts are further detailed under the Investment Company caption.

Fortress also consolidates New Media Investment Group Inc.’s (“New Media” or the “Media Business”) (NYSE: NEWM) financial position and results of operations. Although New Media’s operating results impact GAAP net income, it does not have a material impact on the net income attributable to Fortress’s Class A shareholders, Class A basic and diluted earnings per share or total Fortress shareholders’ equity, as substantially all of the operating results of New Media are attributable to non-controlling interests. In our consolidated financial statements, New Media’s results are disclosed under the Non-Investment Manager caption.

The year-over-year increase in Fortress’s second quarter 2014 GAAP net income was primarily driven by a $204 million increase in GAAP revenues, partially offset by a $129 million increase in GAAP expenses.

The increase in GAAP revenues was primarily attributable to $158 million of revenues from the Media Business as a result of the consolidation of New Media beginning in February 2014, as well as a $30 million increase in incentive income from affiliates primarily attributable to realization activity in our Private Equity funds and higher crystallized incentive income from our Permanent Capital Vehicles.

The increase in GAAP expenses was primarily attributable to $163 million of expenses associated with the Media Business as a result of the consolidation of New Media, partially offset by a $34 million decrease in Investment Manager expenses primarily related to lower compensation and benefits.

CONSOLIDATED SEGMENT RESULTS (NON-GAAP)

This section provides information about each of Fortress’s businesses: (i) Credit Hedge Funds and Private Equity (“PE”) Funds, (ii) Private Equity Funds and Permanent Capital Vehicles, (iii) Liquid Hedge Funds, and (iv) Logan Circle.

Fortress uses DE as the primary metric to manage its businesses and gauge the Company’s performance, and it uses DE exclusively to report segment results. All DE figures are presented on a pre-tax basis. Consolidated segment results are non-GAAP information and are not presented as a substitute for Fortress’s GAAP results. Fortress urges you to read “Non-GAAP Information” below.

	As of June 30, 2014
		Private Equity			Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Liquid Hedge Funds	Hedge Funds	PE Funds	Logan Circle Partners
Assets Under Management[1]	$63,813	$10,141	$3,690	$7,867	$6,084	$6,898	$29,133
Dry Powder	$7,442	$2,343	N/A	N/A	$464	$4,635	N/A
Average Management Fee Rate[2]		1.2%	1.5%	1.8%	2.0%	1.4%	0.2%
Incentive Eligible NAV Above Incentive Income Threshold[3]	$17,353	$780	$1,372	$146	$5,354	$9,701	N/A
Undistributed Incentive Income: Unrecognized	$1,031	$11	$95	$7	$82	$836	N/A
Undistributed Incentive Income: Recognized	56	—	—	—	56	—	N/A

Undistributed Incentive Income[4]	$1,087	$11	$95	$7	$138	$836	N/A

	Three Months Ended June 30, 2014
		Private Equity			Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Liquid Hedge Funds	Hedge Funds	PE Funds	Logan Circle Partners
Third-Party Capital Raised	$1,762	$260	$171	$523	$554	$254	$—

Segment Revenues
Management fees	$152	$37	$16	$37	$28	$23	$11
Incentive income	78	1	21	1	42	13	—

Total	230	38	37	38	70	36	11
Segment Expenses
Operating expenses	(109)	(15)	(14)	(24)	(17)	(26)	(13)
Profit sharing compensation expenses	(39)	1	(6)	(7)	(20)	(7)	—

Total	(148)	(14)	(20)	(31)	(37)	(33)	(13)

Principal Performance Payments	(6)	—	(2)	(1)	(3)	—	—

Fund Management DE	$76	$24	$15	$6	$30	$3	$(2)

Net Investment Income	96

Pre-tax Distributable Earnings	$172	$24	$15	$6	$30	$3	$(2)

Pre-tax DE was $172 million in the second quarter of 2014, up from $148 million in the second quarter of 2013. This increase was primarily due to higher net investment income and management fees, partially offset by lower incentive income and higher operating expenses.

[1]	The Assets Under Management presented for the Credit Hedge Funds includes $324 million related to the third-party originated Value Recovery Funds. Fortress earns fees from the Value Recovery Funds based only on collections.
[2]	The Average Management Fee Rate presented for the Credit Hedge Funds excludes the third-party originated Value Recovery Funds. See footnote (1) above.
[3]	The Incentive Eligible NAV Above Incentive Income Threshold presented for Liquid and Credit Hedge Funds excludes sidepocket investments. The Incentive Eligible NAV Above Incentive Income Threshold presented for Private Equity Funds and Credit PE Funds represents total fund NAV. The Incentive Eligible NAV Above Incentive Income Threshold presented for our Permanent Capital Vehicles represents the equity basis that is used to calculate incentive income.
[4]	The Undistributed Incentive Income presented includes the impact of sidepocket investments on Liquid and Credit Hedge Funds. Undistributed Incentive Income for Private Equity Funds, Credit PE Funds and Liquid and Credit Hedge Fund sidepocket and redeeming capital account (RCA) investments has not been recognized in Distributable Earnings and will be recognized when realized; Undistributed Incentive Income for other Hedge Fund investments was recognized in Distributable Earnings when earned. Undistributed Incentive Income for Permanent Capital Vehicles includes incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money Newcastle, New Residential and Eurocastle options and sold all of the resulting shares at their June 30, 2014 closing price.

Net investment income totaled $96 million in the second quarter of 2014, compared to $4 million in the second quarter of 2013, primarily attributable to investment income recognized from the sale of GAGFAH S.A. (Xetra: GFJ) and Brookdale Senior Living (NYSE: BKD) shares during the quarter.

Management fees were $152 million in the second quarter of 2014, up from $129 million in the second quarter of 2013, primarily due to higher management fees from the Liquid Hedge Funds, Private Equity Funds, Permanent Capital Vehicles, Credit Hedge Funds, Logan Circle and Credit PE Funds.

Incentive income recorded in the second quarter of 2014 totaled $78 million, down from $199 million recorded in the second quarter of 2013, primarily due to lower incentive income from the Liquid Hedge Funds, Credit PE Funds, Credit Hedge Funds and Private Equity Funds, partially offset by higher incentive income from the Permanent Capital Vehicles.

Additionally, Fortress had $1.0 billion in gross undistributed, unrecognized incentive income based on investment valuations as of June 30, 2014. This includes $936 million from our funds and $95 million from options in our permanent capital vehicles.

The Company’s segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its Private Equity businesses, as well as other factors. Accordingly, the revenues and distributable earnings in any particular period should not be expected to be indicative of future results.

ASSETS UNDER MANAGEMENT

As of June 30, 2014, AUM totaled $63.8 billion, up from $62.5 billion as of March 31, 2014. During the second quarter, Fortress recorded $1.7 billion of net client inflows for Logan Circle, had $1.1 billion of market-driven valuation gains, raised $0.8 billion of capital that was directly added to AUM and had a $0.2 billion increase in invested capital. These increases to AUM were partially offset by (i) $2.1 billion of capital distributions to investors, (ii) $0.3 billion of Liquid Hedge Fund redemptions and (iii) $0.2 billion of payments to Credit Hedge Fund investors from redeeming capital accounts. As of June 30, 2014, the Credit Funds and Private Equity Funds had approximately $5.1 billion and $2.3 billion of uncalled capital, respectively, that will become AUM if deployed/called. Uncalled capital or dry powder – capital committed to the funds but not invested and generating management fees – includes $1.7 billion that is only available for follow-on investments, management fees and other fund expenses. Notably, approximately 77% of alternative AUM was in funds with long-term investment structures as of June 30, 2014, which provides for a stable, predictable base of management fees.

BUSINESS SEGMENT RESULTS

Below is a discussion of second quarter 2014 segment results and business highlights.

Credit:

•	DBSO LP net returns of 2.5% for the second quarter of 2014

•	Credit Opportunities Fund, Credit Opportunities Fund II and Japan Opportunity Fund recorded annualized inception-to-date net IRRs of 25.7%, 18.9% and 27.9%, respectively, through June 30, 2014

•	Raised $554 million of capital across Credit Hedge Funds

•	Raised $254 million of capital for second-generation Real Estate Opportunities Fund

(See supplemental data on pages 19-20 for more detail on Credit results)

The Credit business, which includes our Credit Hedge Funds and Credit PE Funds, generated pre-tax DE of $33 million in the second quarter of 2014, compared to $53 million in second quarter of 2013. The year-over-year decline in DE was primarily driven by lower incentive income recorded in quarter, partially offset by higher management fees.

DBSO LP, Fortress’s flagship credit hedge fund, had net returns of 2.5% in the second quarter and 5.8% for the six month period ending June 30, 2014. At quarter end, the Credit Hedge Funds had $5.4 billion of incentive eligible NAV above performance thresholds and eligible to generate additional incentive income. The Credit Hedge Funds raised $554 million of third-party capital in the quarter, primarily for the DBSO funds, of which $143 million immediately contributed to AUM. The remaining $411 million is callable through the period ending June 30, 2016.

Positive Credit PE Fund performance contributed to a $114 million net change in gross unrecognized Credit PE incentive income in the quarter, which totaled $836 million as of June 30, 2014. At quarter end, the Credit PE Funds had $9.7 billion of incentive-eligible NAV above performance thresholds as all flagship Credit Opportunities and Japan Real Estate Funds were valued above their preferred thresholds and eligible to generate incentive income.

During the quarter, the Credit PE Funds held a first close for our second-generation Real Estate Opportunities Fund with $254 million of capital. Our first set of dedicated Real Estate Opportunities Funds closed in 2012 with $284 million in total third-party commitments.

Private Equity:

•	Fund portfolio investment valuations increased 2.8% in the quarter

•	Fortress funds and affiliates sold remaining stakes in GAGFAH and Brookdale

•	Raised $234 million of capital for WWTAI in the quarter and approximately $350 million of additional capital subsequent to quarter end

•	New Residential Investment Corp. raised $171 million of capital in the quarter

•	Newcastle Investment Corp. announced plans to spin off its senior housing business into a new publicly traded REIT

(See supplemental data on page 18 for more detail on Private Equity results)

The Private Equity business, which includes Private Equity Funds and Permanent Capital Vehicles, recorded pre-tax DE of $39 million in the second quarter of 2014, up from $30 million in the second quarter of 2013, primarily due to higher Permanent Capital Vehicle incentive income, partially offset by lower Private Equity Fund incentive income.

Private Equity Fund valuations increased 2.8% in the quarter, primarily due to appreciation of certain of our publicly-traded portfolio company investments.

During the quarter, Fortress funds and affiliates sold their remaining stake in GAGFAH, generating $1.4 billion of proceeds from the sale of 90.5 million GAGFAH shares. Over the lifetime of Fortress’s investment in GAGFAH, Fortress funds have realized proceeds of $3.8 billion on a total equity investment of approximately $2.9 billion.

Fortress funds and affiliates also sold their remaining stake in Brookdale during the quarter, generating $621.5 million of proceeds from the sale of 19.4 million Brookdale shares. Over the lifetime of Fortress’s investment in Brookdale, Fortress funds have realized proceeds of $1.7 billion on a total equity investment of approximately $1.2 billion.

The Private Equity business raised $431 million of capital during the quarter, including $234 million for WWTAI, $171 million for New Residential Investment Corp. (NYSE: NRZ) and $26 million for the Italian NPL Opportunities Fund. Subsequent to quarter end, we raised approximately $350 million of additional capital for WWTAI, bringing total third-party commitments to approximately $955 million.

In June 2014, Newcastle Investment Corp. (NYSE: NCT) announced plans to spin off all of its senior housing assets into a new publicly traded real estate investment trust, New Senior Investment Group Inc. (“New Senior”). New Senior will be externally managed by an affiliate of Fortress and will primarily target senior housing related investments. Over the past two years, Newcastle has invested over $700 million of equity to acquire 95 senior housing properties.

Liquid Hedge Funds:

•	Raised approximately $523 million of capital during the quarter and an additional $84 million of capital subsequent to quarter end

•	Announced addition of new global equity strategy

•	Fortress Asia Macro Fund Recognized as “Best Asia-Based Macro Fund” and “Best Singapore Hedge Fund” at the Eurekahedge Asian Hedge Fund Awards 2014

(See supplemental data on page 21 for more detail on Liquid Hedge Funds results)

The Liquid Hedge Funds recorded pre-tax DE of $6 million in the second quarter of 2014, down from $64 million in the second quarter of 2013, primarily due to lower incentive income, partially offset by higher management fees.

Net returns for the quarter ended June 30, 2014 for the Fortress Macro Funds, Fortress Asia Macro Funds, Fortress Partners Funds and Fortress Convex Asia Funds were (0.4)%, (1.9)%, 2.0% and (2.6)%, respectively. Net returns year-to-date through July 25, 2014 for the Fortress Macro Funds, Fortress Asia Macro Funds and Fortress Convex Asia Funds were (3.2)%, (4.8)% and (3.9)%, respectively.

Liquid Hedge Funds ended the quarter with $7.9 billion of AUM, up 2% from the previous quarter, primarily due to $0.5 billion of capital raised, partially offset by $0.3 billion of redemptions and $0.1 billion of market-driven valuation losses.

Subsequent to quarter end, the Liquid Hedge Funds raised approximately $84 million of additional capital, which will be added to AUM in the third quarter of 2014. As of June 30, 2014, there were $820 million Liquid Hedge Fund redemption notices outstanding, $512 million of which will be paid primarily within one quarter.

In May 2014, Fortress announced the addition of the global investment team from Centaurus Capital, which has been rebranded as the Fortress Centaurus Global Strategy.

Logan Circle:

•	All 16 Logan Circle fixed income investment strategies outperformed their respective benchmarks in the second quarter, and 15 of 16 strategies have outperformed respective benchmarks since inception

•	Traditional asset management AUM totaled $29.1 billion at June 30, 2014, an increase of 36% compared to June 30, 2013

•	Net client inflows totaled $1.7 billion in the second quarter of 2014

(See supplemental data on page 22 for more detail on Logan Circle results)

Logan Circle, our traditional asset management business, recorded a pre-tax DE loss of $2 million in the quarter, compared to a pre-tax DE loss of $3 million for the second quarter of 2013. The year-over-year change was primarily due to higher management fees, partially offset by an increase in operating expenses.

Logan Circle ended the quarter with $29.1 billion in AUM, a 36% increase compared to the previous year and a 10% increase compared to the previous quarter. The quarter-over-quarter increase in AUM was primarily due to net client inflows of $1.7 billion and market-driven valuation gains of $0.8 billion in the quarter.

Notably, all 16 of Logan Circle’s fixed income strategies outperformed their respective benchmarks in quarter ending June 30, 2014. Since inception, 15 of 16 Logan Circle fixed income strategies have outperformed their respective benchmarks and as of June 30, 2014, eight were ranked in the top quartile of performance for their competitor universe.

Principal Investments:

The Principal Investments segment, which is comprised of Fortress’s investments in its own funds, generated pre-tax DE of $96 million in the second quarter of 2014, compared to $4 million in the second quarter of 2013. This year-over-year increase was primarily due to realization events in our private equity-style funds and a decrease in interest expense.

During the quarter, Fortress sold its remaining ownership stakes in GAGFAH and Brookdale, including direct investments and investments through Fortress PE funds. The share sales resulted in $91 million of realized investment gains that were recognized in DE in the second quarter of 2014.

As of June 30, 2014, Principal Investments had segment assets (excluding cash and cash equivalents) totaling $1.3 billion, including $1.2 billion of investments in Fortress funds and $0.1 billion of investments in options in our Permanent Capital Vehicles. As of June 30, 2014, Fortress had a total of $154 million of outstanding commitments to its funds.

In addition, as of June 30, 2014, the NAV of Fortress’s Principal Investments exceeded its segment cost basis by $543 million, representing net unrealized gains that have not yet been recognized for segment reporting purposes.

LIQUIDITY & CAPITAL

As of June 30, 2014, Fortress (excluding New Media and Investment Company) had cash and cash equivalents of $243 million and debt obligations of $75 million.

DIVIDEND

Fortress’s Board of Directors declared a second quarter 2014 cash dividend of $0.26 per dividend paying share, comprised of a base quarterly cash dividend of $0.08 per dividend paying share and a special cash dividend of $0.18 per dividend paying share. The dividend is payable on August 15, 2014 to Class A shareholders of record as of the close of business on August 12, 2014.

On an annual basis, we expect to distribute substantially all of our after-tax distributable earnings from all sources, including net management fees, net incentive income and DE generated by balance sheet investment realizations (with potential for incremental distributions based on returns of capital from balance sheet realizations). These distributions will include quarterly base dividends in an amount generally equal to net management fees and potential quarterly special dividends, which would be primarily balance sheet related, with potential special dividends at year-end also taking into consideration net incentive income. Any dividend declared by us will be subject to our determination of cash necessary or appropriate to provide for the conduct of our business, including making investments in our business or funds, and maintaining compliance with applicable laws and covenants associated with our debt instruments or other obligations.

The declaration and payment of any dividends are at the sole discretion of the Board of Directors, which may decide to change its dividend policy at any time. Please see below for information on the U.S. federal income tax implications of the dividend.

NON-GAAP INFORMATION

DE is a primary metric used by management to measure Fortress’s operating performance. Consistent with GAAP, DE is the sole measure that management uses to manage, and thus report on, Fortress’s segments, namely: Private Equity, Permanent Capital Vehicles, Credit Hedge Funds, Credit PE Funds, Liquid Hedge Funds, Logan Circle and Principal Investments. DE differs from GAAP net income in a number of material ways. For a detailed description of the calculation of pre-tax DE and fund management DE, see Exhibit 3 to this release and note 11 to the financial statements included in the Company’s most recent quarterly report on Form 10-Q.

Fortress aggregates its segment results to report consolidated segment results, as shown in the table under “Summary Financial Results” and in the “Total” column of the table under “Consolidated Segment Results (Non-GAAP).” The consolidated segment results are non-GAAP financial information. Management believes that consolidated segment results provide a meaningful basis for comparison among present and future periods. However, consolidated segment results should not be considered a substitute for Fortress’s consolidated GAAP results. The exhibits to this release contain reconciliations of the components of Fortress’s consolidated segment results to the comparable GAAP measures, and Fortress urges you to review these exhibits. Fortress also uses weighted average dividend paying shares and units outstanding (used to calculate pre-tax DE per dividend paying share) and net cash and investments. The exhibits to this release contain reconciliations of these measures to the comparable GAAP measures, and Fortress urges you to review these exhibits.

CONFERENCE CALL

Management will host a conference call today, Thursday, July 31, 2014 at 10:00 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com. All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-877-694-6694 (from within the U.S.) or 1-970-315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Second Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Thursday, August 7, 2014 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “70992397.”

INVESTOR & MEDIA RELATIONS CONTACT

Gordon E. Runté

Fortress Investment Group

+1-212-798-6082

grunte@fortress.com

ABOUT FORTRESS

Fortress Investment Group LLC (NYSE: FIG) is a leading, highly diversified global investment management firm with $63.8 billion in assets under management as of June 30, 2014. Fortress applies its deep experience and specialized expertise across a range of investment strategies - private equity, credit, liquid hedge funds and traditional asset management - on behalf of approximately 1,600 institutional clients and private investors worldwide. For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance and the amount and source of expected capital commitments. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements, and any such differences could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in July 2014 will be treated as a partnership distribution. The per share distribution components are as follows:

U.S. Long Term Capital Gain (1)	$0.0000
Non-U.S. Long Term Capital Gain	$0.0416
U.S. Portfolio Interest Income (2)	$0.0371
U.S. Dividend Income (3)	$0.0000
Other Income (4)	$0.0000
Return of Capital	$0.1813

Distribution Per Share	$0.2600

(1)	U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.
(2)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-Percent shareholder under §871(h)(3)(B) of the Code.
(3)	This income is subject to withholding under §1441 of the Code.
(4)	This income is not subject to withholding under §1441 or §1446 of the Code.

Fortress Investment Group LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues
Investment Manager
Management fees: affiliates	$134,581	$123,762	$263,526	$267,364
Management fees: non-affiliates	17,716	15,355	35,338	30,170
Incentive income: affiliates	60,442	30,885	94,693	62,242
Incentive income: non-affiliates	44	1,434	687	2,863
Expense reimbursements: affiliates	51,662	49,341	102,848	100,007
Expense reimbursements: non-affiliates	2,614	1,477	5,062	2,848
Other revenues	1,773	820	3,023	1,935
Investment Company - consolidated VIE
Interest and dividend income	48	—	48	—

	268,880	223,074	505,225	467,429

Non-Investment Manager - consolidated VIE
Advertising	95,837	—	139,673	—
Circulation	46,102	—	68,246	—
Commercial printing and other	16,494	—	24,335	—

	158,433	—	232,254	—

Total Revenues	427,313	223,074	737,479	467,429

Expenses
Investment Manager
Compensation and benefits	168,114	212,055	356,633	393,134
General, administrative and other	41,968	32,657	79,791	66,655
Depreciation and amortization	5,037	3,354	9,338	6,593
Interest expense	947	1,783	1,638	4,078
Investment Company - consolidated VIE
Other	219	—	219	—

	216,285	249,849	447,619	470,460

Non-Investment Manager - consolidated VIE
Operating costs	87,960	—	131,533	—
General, administrative and other	51,409	—	76,525	—
Depreciation and amortization	10,134	—	15,347	—
Interest expense	4,160	—	6,294
Loss on extinguishment of debt	9,047	—	9,047	—

	162,710	—	238,746	—

Total Expenses	378,995	249,849	686,365	470,460

Other Income (Loss)
Investment Manager
Gains (losses)	4,368	(3,200)	(6,876)	38,075
Tax receivable agreement liability adjustment	—	—	—	(7,739)
Earnings (losses) from equity method investees	22,448	28,705	42,822	65,007
Investment Company - consolidated VIE
Gains (losses)	564	—	564	—

Total Other Income (Loss)	27,380	25,505	36,510	95,343

Income (Loss) Before Income Taxes	75,698	(1,270)	87,624	92,312
Income tax benefit (expense) - Investment Manager	(7,916)	(1,166)	(13,910)	(27,442)
Income tax benefit (expense) - Non-Investment Manager - consolidated VIE	1,173	—	1,412	—

Total Income Tax Benefit (Expense)	$(6,743)	$(1,166)	$(12,498)	$(27,442)

Net Income (Loss)	$68,955	$(2,436)	$75,126	$64,870

Allocation of Net Income (Loss)
Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	42,135	(360)	48,104	52,617
Redeemable Non-Controlling Interests in Income (Loss) of Investment Company - consolidated VIE	157	—	157	—
Non-Controlling Interests in Income (Loss) of Non-Investment Manager - consolidated VIE	(4,557)	—	(7,291)	—
Net Income (Loss) Attributable to Class A Shareholders	31,220	(2,076)	34,156	12,253

	$68,955	$(2,436)	$75,126	$64,870

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$0.15	$(0.01)	$0.16	$0.05

Net income (loss) per Class A share, diluted	$0.12	$(0.01)	$0.14	$0.04

Weighted average number of Class A shares outstanding, basic	207,783,751	237,426,903	212,328,315	232,385,013

Weighted average number of Class A shares outstanding, diluted	444,566,847	237,426,903	459,673,136	498,277,165

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	June 30, 2014 (Unaudited)	December 31, 2013
Assets
Investment Manager
Cash and cash equivalents	$242,612	$364,583
Due from affiliates	156,965	407,124
Investments	1,119,324	1,253,266
Investments in options	98,583	104,338
Deferred tax asset, net	383,002	354,526
Other assets	169,716	190,595
Investment Company - consolidated VIE
Cash and cash equivalents	11,878	—
Receivables from brokers and counterparties	41,302	—
Investments, at fair value	70,015	—
Other assets	180	—

	2,293,577	2,674,432
Non-Investment Manager - consolidated VIE
Cash and cash equivalents	31,347	—
Fixed assets, net	258,498	—
Goodwill	119,502	—
Intangible assets, net	144,475	—
Other assets, net	107,998	—

	661,820	—

Total Assets	$2,955,397	$2,674,432

Liabilities and Equity

Liabilities
Investment Manager
Accrued compensation and benefits	$199,393	$417,309
Due to affiliates	351,375	344,832
Deferred incentive income	256,842	247,556
Debt obligations payable	75,000	—
Other liabilities	84,384	49,830
Investment Company - consolidated VIE
Due to brokers and counterparties	7,305	—
Securities sold not yet purchased, at fair value	28,103	—
Other liabilities	800	—

	1,003,202	1,059,527
Non-Investment Manager - consolidated VIE
Deferred revenue	31,866	—
Debt obligations payable	192,398	—
Accrued expenses and other liabilities	60,368	—

	284,632	—

Total Liabilities	$1,287,834	$1,059,527

Commitments and Contingencies

Redeemable Non-controlling Interests, Investment Company - consolidated VIE	36,929	—

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 207,799,156 and 240,741,920 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 226,331,513 and 249,534,372 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	—	—
Paid-in capital	2,055,456	2,112,720
Retained earnings (accumulated deficit)	(1,416,932)	(1,286,131)
Accumulated other comprehensive income (loss)	(2,068)	(1,522)

Total Fortress shareholders’ equity	636,456	825,067
Principals’ and others’ interests in equity of consolidated subsidiaries	618,429	789,838
Non-controlling interests in equity of Non-Investment Manager - consolidated VIE	375,749	—

Total Equity	1,630,634	1,614,905

	$2,955,397	$2,674,432

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Three Months Ended June 30, 2014 and 2013

	Three Months Ended June 30, 2014
		Private Equity			Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Liquid Hedge Funds	Hedge Funds	PE Funds	Logan Circle	Principal Investments
Assets Under Management
AUM - April 1, 2014	$62,520	$11,779	$3,464	$7,738	$5,968	$6,979	$26,592	$—
Capital raised	666	—	—	523	143	—	—	—
Equity raised (Permanent capital vehicles)	171	—	171	—	—	—	—	—
Increase in invested capital	225	117	59	—	—	49	—	—
Redemptions	(319)	—	—	(319)	—	—	—	—
RCA distributions[5]	(158)	—	—	—	(158)	—	—	—
Return of capital distributions	(2,086)	(1,897)	—	(13)	(28)	(148)	—	—
Crystallized Incentive Income	(16)	—	—	—	(16)	—	—	—
Net Client Flows	1,730	—	—	—	—	—	1,730	—
Income (loss) and foreign exchange	1,080	142	(4)	(62)	175	18	811	—

AUM - Ending Balance	$63,813	$10,141	$3,690	$7,867	$6,084	$6,898	$29,133	$—

Third-Party Capital Raised	$1,762	$260	$171	$523	$554	$254	$—	$—

Segment Revenues
Management fees	$152	$37	$16	$37	$28	$23	$11	$—
Incentive income	78	1	21	1	42	13	—	—

Total	230	38	37	38	70	36	11	—

Segment Expenses
Operating expenses	(109)	(15)	(14)	(24)	(17)	(26)	(13)	—
Profit sharing compensation expenses	(39)	1	(6)	(7)	(20)	(7)	—	—

Total	(148)	(14)	(20)	(31)	(37)	(33)	(13)	—

Fund Management DE (before Principal Performance Payments)	82	24	17	7	33	3	(2)	—

Principal Performance Payments	(6)	—	(2)	(1)	(3)	—	—	—

Fund Management DE	76	24	15	6	30	3	(2)	—

Investment Income	97							97
Interest Expense	(1)							(1)

Pre-tax Distributable Earnings	$172	$24	$15	$6	$30	$3	$(2)	$96

Pre-tax Distributable Earnings per Dividend Paying Share	$0.39

	Three Months Ended June 30, 2013
		Private Equity			Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Liquid Hedge Funds	Hedge Funds	PE Funds	Logan Circle	Principal Investments
Assets Under Management
AUM - April 1, 2013	$55,583	$11,126	$4,369	$5,490	$5,620	$7,041	$21,937	$—
Capital raised	893	—	—	726	167	—	—	—
Equity raised (Permanent capital vehicles)	333	—	333	—	—	—	—	—
Increase in invested capital	296	137	—	—	—	159	—	—
Redemptions	(179)	—	—	(177)	(2)	—	—	—
RCA distributions[5]	(282)	—	—	—	(282)	—	—	—
Return of capital distributions	(590)	(123)	—	(40)	(8)	(419)	—	—
Adjustment for reset date	(1,492)	—	(1,492)	—	—	—	—	—
Crystallized Incentive Income	(21)	—	—	(4)	(17)	—	—	—
Net Client Flows	124	—	—	—	—	—	124	—
Income (loss) and foreign exchange	(55)	(72)	6	466	282	(73)	(664)	—

AUM - Ending Balance	$54,610	$11,068	$3,216	$6,461	$5,760	$6,708	$21,397

Third-Party Capital Raised	$1,226	$—	$333	$726	$167	$—	$—	$—

Segment Revenues
Management fees	$129	$34	$13	$26	$25	$22	$9	$—
Incentive income	199	5	1	92	64	37	—	—

Total	328	39	14	118	89	59	9	—

Segment Expenses
Operating expenses	(91)	(12)	(9)	(18)	(17)	(23)	(12)	—
Profit sharing compensation expenses	(80)	(2)	—	(29)	(29)	(20)	—	—

Total	(171)	(14)	(9)	(47)	(46)	(43)	(12)	—

Fund Management DE (before Principal Performance Payments)	157	25	5	71	43	16	(3)	—

Principal Performance Payments	(13)	—	—	(7)	(6)	—	—	—

Fund Management DE	144	25	5	64	37	16	(3)	—

Investment Income	6							6
Interest Expense	(2)							(2)

Pre-tax Distributable Earnings	$148	$25	$5	$64	$37	$16	$(3)	$4

Pre-tax Distributable Earnings per Dividend Paying Share	$0.30

[5]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Six Months Ended June 30, 2014 and 2013

	Six Months Ended June 30, 2014
		Private Equity			Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Liquid Hedge Funds	Hedge Funds	PE Funds	Logan Circle	Principal Investments
Assets Under Management
AUM - Jan 1, 2014	$61,750	$12,036	$3,547	$7,398	$5,856	$7,527	$25,386	$—
Capital raised	2,182	—	—	1,825	357	—	—	—
Equity raised (Permanent capital vehicles)	171	—	171	—	—	—	—	—
Increase in invested capital	588	216	59	—	15	298	—	—
Redemptions	(912)	—	—	(876)	(36)	—	—	—
RCA distributions[6]	(307)	—	—	—	(307)	—	—	—
Return of capital distributions	(3,287)	(2,154)	(84)	(37)	(28)	(984)	—	—
Adjustment for reset date	—	—	—	—	—	—	—	—
Crystallized Incentive Income	(289)	—	—	(129)	(160)	—	—	—
Net Client Flows	2,207	—	—	—	—	—	2,207	—
Income (loss) and foreign exchange	1,710	43	(3)	(314)	387	57	1,540	—

AUM - Ending Balance	$63,813	$10,141	$3,690	$7,867	$6,084	$6,898	$29,133	$—

Third-Party Capital Raised	$3,371	$339	$171	$1,825	$782	$254	$—	$—

Segment Revenues
Management fees	$299	$73	$31	$70	$55	$48	$22	$—
Incentive income	182	3	25	1	74	79	—	—

Total	481	76	56	71	129	127	22	—

Segment Expenses
Operating expenses	(213)	(28)	(26)	(47)	(34)	(52)	(26)	—
Profit sharing compensation expenses	(92)	—	(6)	(9)	(35)	(42)	—	—

Total	(305)	(28)	(32)	(56)	(69)	(94)	(26)	—

Fund Management DE (before Principal Performance Payments)	176	48	24	15	60	33	(4)	—

Principal Performance Payments	(13)	—	(3)	(1)	(8)	(1)	—	—

Fund Management DE	163	48	21	14	52	32	(4)	—

Investment Income	107							107
Interest Expense	(2)							(2)

Pre-tax Distributable Earnings	$268	$48	$21	$14	$52	$32	$(4)	$105

Pre-tax Distributable Earnings per Dividend Paying Share	$0.59

	Six Months Ended June 30, 2013
		Private Equity			Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Liquid Hedge Funds	Hedge Funds	PE Funds	Logan Circle	Principal Investments
Assets Under Management
AUM - Jan 1, 2013	$53,430	$10,611	$3,660	$5,060	$5,665	$7,749	$20,685	$—
Capital raised	1,635	—	—	1,393	242	—	—	—
Equity raised (Permanent capital vehicles)	1,097	—	1,097	—	—	—	—	—
Increase in invested capital	856	307	—	—	—	549	—	—
Redemptions	(566)	—	—	(518)	(48)	—	—	—
RCA distributions[6]	(421)	—	—	—	(421)	—	—	—
Return of capital distributions	(1,727)	(296)	—	(40)	(8)	(1,383)	—	—
Adjustment for reset date	(1,492)	—	(1,492)	—	—	—	—	—
Crystallized Incentive Income	(209)	—	—	(69)	(140)	—	—	—
Net Client Flows	1,277	—	—	—	—	—	1,277	—
Income (loss) and foreign exchange	730	446	(49)	635	470	(207)	(565)	—

AUM - Ending Balance	$54,610	$11,068	$3,216	$6,461	$5,760	$6,708	$21,397	$—

Third-Party Capital Raised	$2,953	$221	$1,097	$1,393	$242	$—	$—	$—

Segment Revenues
Management fees	$261	$67	$31	$49	$50	$47	$17	$—
Incentive income	315	8	1	124	97	85	—	—

Total	576	75	32	173	147	132	17	—

Segment Expenses
Operating expenses	(181)	(25)	(17)	(36)	(32)	(50)	(21)	—
Profit sharing compensation expenses	(134)	(3)	—	(39)	(47)	(45)	—	—

Total	(315)	(28)	(17)	(75)	(79)	(95)	(21)	—

Fund Management DE (before Principal Performance Payments)	261	47	15	98	68	37	(4)	—

Principal Performance Payments	(20)	—	—	(9)	(10)	(1)	—	—

Fund Management DE	241	47	15	89	58	36	(4)	—

Investment Income	11							11
Interest Expense	(4)							(4)

Pre-tax Distributable Earnings	$248	$47	$15	$89	$58	$36	$(4)	$7

Pre-tax Distributable Earnings per Dividend Paying Share	$0.51

[6]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 2-a

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31,	June 30,	September 30,	December 31,	Full Year	March 31,	June 30,
Fortress	2013	2013	2013	2013	2013	2014	2014
Assets Under Management
Private Equity Funds & Permanent Capital Vehicles	$15,495	$14,284	$14,873	$15,583	$15,583	$15,243	$13,831
Liquid Hedge Funds	5,490	6,461	6,922	7,398	7,398	7,738	7,867
Credit Hedge Funds	5,620	5,760	5,667	5,856	5,856	5,968	6,084
Credit Private Equity Funds	7,041	6,708	6,928	7,527	7,527	6,979	6,898
Logan Circle	21,937	21,397	23,581	25,386	25,386	26,592	29,133

AUM - Ending Balance	$55,583	$54,610	$57,971	$61,750	$61,750	$62,520	$63,813

Third-Party Capital Raised	$1,727	$1,226	$2,036	$1,489	$6,478	$1,609	$1,762

Segment Revenues
Management fees	$132	$129	$136	$143	$540	$147	$152
Incentive income	116	199	42	136	493	104	78

Total	248	328	178	279	1,033	251	230

Segment Expenses
Operating expenses	(90)	(91)	(94)	(102)	(377)	(104)	(109)
Profit sharing compensation expenses	(54)	(80)	(27)	(57)	(218)	(53)	(39)
Unallocated expenses	—	—	—	—	—	—	—

Total	(144)	(171)	(121)	(159)	(595)	(157)	(148)

Fund Management DE (before Principal Performance Payments)	104	157	57	120	438	94	82

Principal Performance Payments	(7)	(13)	(4)	(11)	(35)	(7)	(6)

Fund Management DE	$97	$144	$53	$109	$403	$87	$76

Fortress Investment Group LLC

Exhibit 2-b

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013	March 31, 2014	June 30, 2014
Private Equity Funds & Permanent Capital Vehicles

Assets Under Management
Private Equity Funds	$11,126	$11,068	$11,636	$12,036	$12,036	$11,779	$10,141
Permanent Capital Vehicles	4,369	3,216	3,237	3,547	3,547	3,464	3,690

AUM - Ending Balance	$15,495	$14,284	$14,873	$15,583	$15,583	$15,243	$13,831

Third-Party Capital Raised	$985	$333	$1,083	$924	$3,325	$79	$431

Segment Revenues
Management fees	$51	$47	$48	$49	$195	$51	$53
Incentive income	3	6	7	16	32	6	22

Total	54	53	55	65	227	57	75

Segment Expenses
Operating expenses	(21)	(21)	(22)	(26)	(90)	(25)	(29)
Profit sharing compensation expenses	(1)	(2)	(2)	(4)	(9)	(1)	(5)

Total	(22)	(23)	(24)	(30)	(99)	(26)	(34)

Fund Management DE (before Principal Performance Payments)	32	30	31	35	128	31	41

Principal Performance Payments	—	—	(1)	(2)	(3)	(1)	(2)

Fund Management DE	$32	$30	$30	$33	$125	$30	$39

Fortress Investment Group LLC

Exhibit 2-c

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Credit Hedge Funds	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013	March 31, 2014	June 30, 2014

Assets Under Management
Drawbridge Special Opportunities Funds[7]	$5,152	$5,302	$5,218	$5,454	$5,454	$5,616	$5,745
Value Recovery Funds[8]	468	458	449	402	402	338	324
Japan Income Fund	—	—	—	—	—	14	15

AUM - Ending Balance	$5,620	$5,760	$5,667	$5,856	$5,856	$5,968	$6,084

Third-Party Capital Raised	$75	$167	$96	$219	$557	$228	$554

Segment Revenues
Management fees	$25	$25	$25	$27	$102	$27	$28
Incentive income	33	64	44	50	191	32	42

Total	58	89	69	77	293	59	70

Segment Expenses
Operating expenses	(15)	(17)	(16)	(14)	(62)	(17)	(17)
Profit sharing compensation expenses	(18)	(29)	(20)	(24)	(91)	(15)	(20)

Total	(33)	(46)	(36)	(38)	(153)	(32)	(37)

Fund Management DE (before Principal Performance Payments)	25	43	33	39	140	27	33

Principal Performance Payments	(4)	(6)	(4)	(5)	(19)	(5)	(3)

Fund Management DE	$21	$37	$29	$34	$121	$22	$30

Net Returns[9]
Drawbridge Special Opportunities Fund LP	4.0%	5.2%	3.8%	4.3%	18.4%	3.2%	2.5%
Drawbridge Special Opportunities Fund Ltd	3.4%	6.9%	2.4%	2.2%	15.6%	2.2%	1.6%

[7]	Combined AUM for Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP.
[8]	Fortress will receive management fees from these funds equal to 1% of cash receipts and may receive limited incentive income if aggregate realizations exceed an agreed threshold.
[9]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008, December 31, 2009, December 31, 2010, December 31, 2011, December 31, 2012 and December 31, 2013 redemptions.

Fortress Investment Group LLC

Exhibit 2-d

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Credit Private Equity Funds	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013	March 31, 2014	June 30, 2014

Assets Under Management
Long Dated Value Funds[10]	$459	$458	$421	$417	$417	$395	$375
Real Assets Funds	90	86	85	77	77	78	70
Fortress Credit Opportunities Funds[11]	4,479	4,287	4,554	5,260	5,260	4,712	4,649
Japan Opportunity Funds[12]	2,013	1,877	1,868	1,773	1,773	1,794	1,804

AUM - Ending Balance	$7,041	$6,708	$6,928	$7,527	$7,527	$6,979	$6,898

Third-Party Capital Raised	$—	$—	$—	$50	$50	$—	$254

Segment Revenues
Management fees	$25	$22	$24	$25	$96	$25	$23
Incentive income	48	37	17	18	120	66	13

Total	73	59	41	43	216	91	36

Segment Expenses
Operating expenses	(27)	(23)	(25)	(18)	(93)	(26)	(26)
Profit sharing compensation expenses	(25)	(20)	(8)	(13)	(66)	(35)	(7)

Total	(52)	(43)	(33)	(31)	(159)	(61)	(33)

Fund Management DE (before Principal Performance Payments)	21	16	8	12	57	30	3

Principal Performance Payments	(1)	—	—	—	(1)	(1)	—

Fund Management DE	$20	$16	$8	$12	$56	$29	$3

[10]	Combined AUM for Long Dated Value Fund I, Long Dated Value Fund II, Long Dated Value Fund III and LDVF Patent Fund.
[11]	Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, FCO Managed Accounts, Net Lease Fund I, Global Opportunities Fund, Life Settlements Fund, Life Settlements Fund MA, SIP managed account, Real Estate Opportunities Fund and Real Estate Opportunities REOC Fund.
[12]	Combined AUM for Japan Opportunity Fund, Japan Opportunity Fund II (Dollar) and Japan Opportunity Fund II (Yen).

Fortress Investment Group LLC

Exhibit 2-e

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Liquid Hedge Funds	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013	March 31, 2014	June 30, 2014

Assets Under Management
Fortress Macro Funds[13]	$3,055	$3,446	$3,528	$3,885	$3,885	$3,503	$3,391
Fortress Convex Asia Funds[14]	75	85	107	96	96	130	136
Drawbridge Global Macro Funds[15]	342	340	293	284	284	286	261
Fortress Asia Macro Funds[16]	792	1,399	1,785	1,898	1,898	2,867	3,114
Fortress Partners Funds[17]	1,226	1,191	1,209	1,235	1,235	952	965

AUM - Ending Balance	$5,490	$6,461	$6,922	$7,398	$7,398	$7,738	$7,867

Third-Party Capital Raised	$667	$726	$857	$296	$2,546	$1,302	$523

Segment Revenues
Management fees	$23	$26	$30	$32	$111	$33	$37
Incentive income	32	92	(26)	52	150	—	1

Total	55	118	4	84	261	33	38

Segment Expenses
Operating expenses	(18)	(18)	(19)	(29)	(84)	(23)	(24)
Profit sharing compensation expenses	(10)	(29)	3	(16)	(52)	(2)	(7)

Total	(28)	(47)	(16)	(45)	(136)	(25)	(31)

Fund Management DE (before Principal Performance Payments)	27	71	(12)	39	125	8	7

Principal Performance Payments	(2)	(7)	1	(4)	(12)	—	(1)

Fund Management DE	$25	$64	$(11)	$35	$113	$8	$6

Net Returns[18]
Fortress Macro Fund Ltd	3.8%	9.1%	(3.0%)	4.0%	14.1%	(5.5%)	(0.4%)
Drawbridge Global Macro Fund Ltd	3.6%	8.9%	(3.8%)	4.7%	13.7%	(5.5%)	(0.6%)
Fortress Asia Macro Fund Ltd	2.8%	9.8%	(1.1%)	4.8%	17.1%	(3.6%)	(1.9%)
Fortress Convex Asia Fund Ltd	(0.9%)	1.6%	(2.1%)	(1.9%)	(3.3%)	(1.1%)	(2.6%)
Fortress Partners Fund LP19	2.2%	(2.0%)	4.1%	0.6%	4.8%	1.1%	2.0%
Fortress Partners Offshore Fund LP19	3.1%	(0.9%)	5.0%	(0.6%)	6.7%	0.8%	2.2%

[13]	Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Fund Ltd, Fortress Macro MA1, Fortress Redwood Fund Ltd and Fortress Macro managed accounts.
[14]	Combined AUM for Fortress Convex Asia Fund LP and Fortress Convex Asia Fund Ltd.
[15]	Combined AUM for Drawbridge Global Macro Fund LP and Drawbridge Global Macro Intermediate Fund LP.
[16]	Combined AUM for Fortress Asia Macro Fund Ltd, Fortress Asia Macro Fund LP and Fortress Asia Macro managed accounts.
[17]	Combined AUM for Fortress Partners Fund LP and Fortress Partners Offshore Fund LP.
[18]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.
[19]	The returns for the Fortress Partners Funds include gains and losses from Special Investments. Investors’ specific performance may vary dependent upon their ownership in one or more Special Investments.

Fortress Investment Group LLC

Exhibit 2-f

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
Logan Circle	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013	March 31, 2014	June 30, 2014

Assets Under Management
AUM - Ending Balance	$21,937	$21,397	$23,581	$25,386	$25,386	$26,592	$29,133

Net Client Flows	$1,153	$124	$1,938	$1,538	$4,753	$477	$1,730

Segment Revenues
Management fees	$8	$9	$9	$10	$36	$11	$11
Incentive income	—	—	—	—	—	—	—

Total	8	9	9	10	36	11	11

Segment Expenses
Operating expenses	(9)	(12)	(12)	(15)	(48)	(13)	(13)
Profit sharing compensation expenses	—	—	—	—	—	—	—

Total	(9)	(12)	(12)	(15)	(48)	(13)	(13)

Fund Management DE	$(1)	$(3)	$(3)	$(5)	$(12)	$(2)	$(2)

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) to Pre-tax Distributable Earnings and Fund Management DE,

Reconciliation of GAAP Revenues to Segment Revenues and Reconciliation of GAAP Expenses to Segment Expenses

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013	March 31, 2014	June 30, 2014	Six Months Ended June 30, 2014

GAAP Net Income (Loss)	$67	$(2)	$101	$318	$484	$6	$69	$75

Principals’ and Others’ Interests in (Income) Loss of Consolidated Subsidiaries	(53)	—	(59)	(171)	(283)	(6)	(42)	(48)
Redeemable non-controlling interests in Income (Loss) of Consolidated Fund	—	—	—	—	—	—	—	—
Non-Controlling Interests in (Income) Loss of Non-Investment Manager - consolidated VIE	—	—	—	—	—	3	4	7

GAAP Net Income (Loss) Attributable to Class A Shareholders	$14	$(2)	$42	$147	$201	$3	$31	$34

Private Equity incentive income	22	34	2	(38)	20	37	(8)	29
Hedge Fund incentive income	59	133	(6)	(186)	—	30	26	56
Reserve for clawback	2	—	1	4	7	2	—	2
Distributions of earnings from equity method investees	4	5	3	3	15	9	47	56
Losses (earnings) from equity method investees	(35)	(24)	(57)	(8)	(124)	(17)	(20)	(37)
Equity method (earnings) losses earned by Fortress for consolidated fund	—	—	—	—	—	—	—	—
Losses (gains) on options	(29)	5	(3)	2	(25)	5	1	6
Losses (gains) on other Investments	(11)	(2)	4	(6)	(15)	5	42	47
Impairment of investments	—	(1)	—	—	(1)	—	—	—
Adjust income from the receipt of options	(26)	(10)	—	(7)	(43)	—	(2)	(2)
Amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—	—	—
Employee, Principal and director compensation	15	13	6	13	47	12	6	18
Adjust non-controlling interests related to Fortress Operating Group units	51	(4)	58	172	277	5	40	45
Tax receivable agreement liability reduction	8	—	—	1	9	—	—	—
Adjust income taxes - Investment Manager	26	1	15	24	66	6	8	13
Adjust consolidated Non-Investment Manager Income (loss) allocable to Class A Shareholders	—	—	—	—	—	—	1	1
Adjust consolidated fund income (loss) allocable to Class A Shareholders	—	—	—	—	—	—	—	—

Pre-tax Distributable Earnings	$100	$148	$65	$121	$434	$97	$172	$269

Investment Loss (Income)	(5)	(6)	(13)	(12)	(36)	(10)	(97)	(107)
Interest Expense	2	2	1	—	5	—	1	2

Fund Management DE	$97	$144	$53	$109	$403	$87	$76	$163

GAAP Revenues	$244	$223	$232	$566	$1,265	$310	$427	$737

Adjust management fees	—	—	—	(1)	(1)	—	—	—
Adjust management fees for Non-Investment Manager - consolidated VIE	—	—	—	—	—	1	1	2
Adjust management fees for Investment Company - consolidated VIE	—	—	—	—	—	—	—	—
Adjust incentive income	83	167	(3)	(218)	29	69	17	86
Adjust income from the receipt of options	(26)	(10)	—	(7)	(43)	—	(1)	(1)
Other revenues	(53)	(53)	(51)	(60)	(217)	(55)	(56)	(111)
Total revenues - consolidated Non-Investment Manager	—	—	—	—	—	(74)	(158)	(232)
Total revenues - consolidated Investment Company	—	—	—	—	—	—	—	—

Segment Revenues	$248	$327	$178	$280	$1,033	$251	$230	$481

GAAP Expenses	$221	$249	$184	$244	$898	$307	$379	$686

Adjust interest expense	(2)	(2)	(1)	—	(5)	—	(1)	(2)
Adjust employee, Principal and director compensation	(15)	(6)	(3)	(11)	(35)	(12)	(6)	(18)
Adjust amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—	—	—
Adjust expense reimbursements from affiliates and non-affiliates	(51)	(52)	(51)	(60)	(214)	(54)	(52)	(105)
Adjust Principal Performance Payments	(10)	(17)	(7)	(13)	(47)	(9)	(9)	(18)
Other	—	(1)	(1)	—	(2)	—	—	—
Total expenses - consolidated Non-Investment Manager	—	—	—	—	—	(75)	(163)	(238)

Segment Expenses	$143	$171	$121	$160	$595	$157	$148	$305

‘‘Distributable earnings’’ is Fortress’s supplemental measure of operating performance used by management in analyzing segment and overall results. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (‘‘GAAP’’) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income in accordance with GAAP and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 11 to the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

Fortress’s management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of the Company’s core businesses;

•	for planning purposes, including the preparation of annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

“Fund management DE” is equal to pre-tax distributable earnings excluding our direct investment-related results. It is comprised of “Segment Revenues” net of “Segment Expenses” and “Principal Performance Payments.” Fund management DE and its components are used by management to analyze and measure the performance of our investment management business on a stand-alone basis. Fortress defines segment operating margin to be equal to fund management DE divided by segment revenues. The Company believes that it is useful to provide investors with the opportunity to review our investment management business using the same metrics. Fund management DE and its components are subject to the same limitations as pre-tax distributable earnings, as described above.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Weighted Average Class A Shares Outstanding (Used for Basic EPS)	207,783,751	237,426,903	212,328,315	232,385,013

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(1,431,885)	(584,851)	(2,653,378)	(3,755,642)
Weighted average fully vested restricted Class A shares	(1,000,310)	(900,457)	(986,867)	(888,102)

Weighted Average Class A Shares Outstanding	205,351,556	235,941,595	208,688,070	227,741,269

Weighted average restricted Class A shares[20]	1,000,310	900,457	986,867	888,102
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	1,431,885	584,851	2,653,378	3,755,642
Weighted average unvested restricted Class A share units which are entitled to dividend equivalent payments	7,513,984	4,970,562	6,763,630	4,259,267
Weighted average Fortress Operating Group units	226,331,513	249,534,372	236,074,150	249,534,372
Weighted average Fortress Operating Group RPUs[21]	—	—	—	4,909,761

Weighted Average Class A Shares Outstanding (Used for DEPS)	441,629,248	491,931,837	455,166,095	491,088,413

Weighted average vested and unvested restricted Class A share units which are not entitled to dividend equivalent payments	13,418,337	16,786,047	12,932,088	16,266,780

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	455,047,585	508,717,884	468,098,183	507,355,193

“Dividend paying shares and units” represents the number of shares and units outstanding at the end of the period which were entitled to receive dividends or related distributions. The Company believes it is useful for investors in computing the aggregate amount of cash required to make a current per share distribution of a given amount per share. It excludes certain potentially dilutive equity instruments, primarily non-dividend paying restricted Class A share units, and, therefore, is limited in its usefulness in computing per share amounts. Accordingly, dividend paying shares and units should be considered only as a supplement and not an alternative to GAAP basic and diluted shares outstanding. The Company’s calculation of dividend paying shares and units may be different from the calculation used by other companies and, therefore, comparability may be limited.

[20]	Includes both fully vested and unvested restricted Class A shares.
[21]	Includes both fully vested and unvested Fortress Operating Group RPUs.

Fortress Investment Group LLC

Exhibit 5

Reconciliation of GAAP Book Value Per Share to Net Cash and Investments Per Share

(dollars and shares in thousands)

	As of June 30, 2014			As of December 31, 2013
	GAAP Book Value	Investment Manager Book Value[22]	Net Cash and Investments	GAAP Book Value	Investment Manager Book Value[22]	Net Cash and Investments
Cash and Cash equivalents	$242,612	$242,612	$242,612	$364,583	$364,583	$364,583
Investments	1,119,324	1,119,324	1,119,324	1,253,266	1,253,266	1,253,266
Investments in options[23]	98,583	98,583	—	104,338	104,338	—
Due from Affiliates	156,965	156,965	—	407,124	407,124	—
Deferred Tax Asset, net	383,002	383,002	—	354,526	354,526	—
Other Assets	169,716	169,716	—	190,595	190,595	—
Investment Company - consolidated VIE	123,375	123,375	50,238

Assets - Investment Manager	2,293,577	2,293,577	1,412,174	2,674,432	2,674,432	1,617,849
Assets - Non-Investment Manager - consolidated VIE	661,820	—	—	—	—	—

Total Assets	2,955,397	2,293,577	1,412,174	2,674,432	2,674,432	1,617,849

Debt Obligations Payable	$75,000	$75,000	$75,000	$—	$—	$—
Accrued Compensation and Benefits	199,393	199,393	—	417,309	417,309	—
Due to Affiliates	351,375	351,375	—	344,832	344,832	—
Deferred Incentive Income	256,842	256,842	—	247,556	247,556	—
Other Liabilities	84,384	84,384	—	49,830	49,830	—
Investment Company - consolidated VIE	36,208	36,208

Liabilities - Investment Manager	1,003,202	1,003,202	75,000	1,059,527	1,059,527	—
Liabilities - Non-Investment Manager - consolidated VIE	284,632	—	—	—	—	—

Total Liabilities	1,287,834	1,003,202	75,000	1,059,527	1,059,527	—

Less: Redeemable Non-controlling Interests, Investment Company -consolidated VIE	36,929	36,929	N/A	N/A	—	—
Add: Investment in and Receivables due from Non-Investment Manager - consolidated VIE	N/A	1,453	1,056	N/A	—	—

Net	$1,630,634	$1,254,899	$1,338,230	$1,614,905	$1,614,905	$1,617,849

	Shares Outstanding	Dividend Paying Shares and Units Outstanding	Shares Outstanding	Dividend Paying Shares and Units Outstanding
Class A Shares	206,754	206,754	239,786	239,786
Restricted Class A Shares	1,045	1,045	956	956
Fortress Operating Group Units	226,332	226,332	249,534	249,534
Fully Vested Class A Shares - Dividend Paying	—	144	—	7
Unvested Class A Shares - Dividend Paying	—	7,514	—	5,233

Shares Outstanding	434,131	441,789	490,276	495,516

Per Share	$2.89	$3.03	$3.29	$3.26

Net cash and investments represents cash and cash equivalents plus investments less debt outstanding. The Company believes that net cash and investments is a useful supplemental measure because it provides investors with information regarding the Company’s net investment assets. Net cash and investments excludes certain assets (investments in options, due from affiliates, deferred tax asset, other assets) and liabilities (due to affiliates, accrued compensation and benefits, deferred incentive income and other liabilities), its utility as a measure of financial position is limited. Accordingly, net cash and investments should be considered only as a supplement and not an alternative to GAAP book value as a measure of the Company’s financial position. The Company’s calculation of net cash and investments may be different from the calculation used by other companies and, therefore, comparability may be limited.

[22]	The Investment Manager Book Value excludes Non-Investment Manager - consolidated VIE as Fortress has no obligation to satisfy the liabilities of New Media and, similarly, Fortress does not have the right to make use of New Media’s assets to satisfy its obligations.
[23]	The definition of Net Cash and Investments has been modified to exclude investments in options. The intrinsic value of options in equity method investees totaled $97 million at quarter end and is included in our undistributed, unrecognized incentive income. This value represents incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money Newcastle, New Residential and Eurocastle options and sold all of the resulting shares at their June 30, 2014 closing price and differs from the fair value derived from option pricing models included in the table above. All prior periods have been recast to reflect this change.